
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Technical L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                     204,336,096
<SECURITIES>                                         0
<RECEIVABLES>                                7,467,750<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             209,877,035<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               209,877,035<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             7,319,355<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            11,203,962
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (3,884,607)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (3,884,607)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (3,884,607)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscription receivable of $6,746,153 and interest receivable of $721,597.
<F2>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $(2,046,641).
<F3>Liabilities include redemptions payable of $2,144,533, accrued brokerage fees of $1,230,013, and accrued management fees of $678,573.
<F4>Total revenue includes realized trading revenue of $17,820,196, net change in unrealized of $(14,343,353) and interest income of $3,842,512.

